ARTICLES OF AMENDMENT
                                       (1)

(2) JEFFERSON PILOT VARIABLE FUND, INC., a Maryland Corporation, hereby certifies to the Maryland Department of Assessments and Taxation as follows:

(3) Section 2, Article V of the Articles of Incorporation of the Jefferson Pilot Variable Fund, Inc. is amended to reflect the renaming of the Domestic Growth Stock Portfolio to the Small Company Portfolio, as well as the dissolution of the Bond Portfolio, as follows:

     "Section 2. Classes of Stock. Twelve Billion (12,000,000,000) shares shall be issued and divided into the following classes of capital stock (the `Funds'), each class comprising the number of shares and having the designation indicated, subject, however, to the authority to change the designations of any class and to decrease the number of shares of any class hereinafter granted to the Board of Directors.


      Class                                                  Number of Shares
      -----                                                  ----------------
      World Growth Stock Portfolio                             1,000,000,000
      Money Market Portfolio                                   1,000,000,000
      Global Hard Assets Portfolio                             1,000,000,000
      Small Company Portfolio                                  1,000,000,000
      Growth and Income Portfolio                              1,000,000,000
      Capital Growth Portfolio                                 1,000,000,000
      Balanced Portfolio                                       1,000,000,000
      Emerging Growth Portfolio                                1,000,000,000
      High Yield Bond Portfolio                                1,000,000,000
      Growth Portfolio                                         1,000,000,000
      International Equity Portfolio                           1,000,000,000

         The foregoing amendment to the Charter of the Jefferson Pilot Variable Fund, Inc., an open-end management investment company, was approved by a majority of its Board of Directors on September 21, 1998, with an effective date of November 2, 1998, pursuant to MD Ann.Code 2-605(a)(4).

         We, the undersigned President and Assistant Secretary of Jefferson Pilot Variable Fund, Inc., swear under the penalties of perjury that the foregoing is a valid corporate act.





      (5) /s/  Craig D. Moreshead            (5) /s/  Ronald Angarella
          ------------------------------         --------------------------
                 Assistant Secretary                     President





       Craig D. Moreshead, Esq., Assistant Secretary
       Jefferson Pilot Variable Fund, Inc.
       One Granite Place
       Concord, New Hampshire 03301